                                                                    Exhibit 11.1

                                SONIC SOLUTIONS
                STATEMENT RE: COMPUTATION OF PER SHARE AMOUNTS

            Three and Six Months Ended September 30, 1996 and 1997
             (In thousands, except per share amounts - unaudited)

                                                                     Three Months Ended           Six Months Ended
                                                                    ---------------------      ----------------------
                                                                         September 30,             September 30,
                                                                    ---------------------      ----------------------
                                                                     1996           1997         1996           1997
                                                                    ------        -------       ------        -------
Net loss.....................................................        ($674)       (1,453)      ($3,023)       (1,858)
                                                                    ======        ======       =======        ======
Weighted average number of common shares outstanding.........        7,524         7,614         7,514         7,605
                                                                    ======        ======       =======        ======
Net loss per share...........................................       ($0.09)        (0.19)       ($0.40)        (0.24)
                                                                    ======        ======       =======        ======

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